U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 31, 2020

Commission File No. 001-33718

U.S. STEM CELL, INC.

 (Name of small business issuer as specified in its charter)

Florida	65-0945967
State of Incorporation	IRS Employer Identification No.

1560 Sawgrass Corporate Pkwy 4th Floor, Sunrise, FL 33323

 (Address of principal executive offices)

(954) 835-1500

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	USRM	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless otherwise indicated or the context otherwise requires, all references in this Form 8-K to “we,” “us,” “our,” “our company,” or the “Company” refer to U.S. Stem Cell, Inc. and its subsidiaries.

Item 8.01	Other Events

Due to the outbreak of, and local, state and federal governmental responses to, the COVID-19 coronavirus pandemic, U.S. Stem Cell Inc. (the “Company”) is filing this current report on Form 8-K to avail itself of an extension to file its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), originally due on March 30, 2020. Specifically, the Company is relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 (which extended and superseded a prior order issued on March 4, 2020), pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465)(the “Order”), regarding exemptions granted to certain public companies. The Order allows a registrant up to an additional 45 days after the original due date of certain reports required to be filed with the SEC if a registrant’s ability to file such report timely is affected due to COVID-19.

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world. As a result of the COVID-19 epidemic, management’s full efforts have been focused on operating its business and evaluating available funding. Further, the Company has been following the recommendations of local health authorities to minimize exposure risk for its team members for the past several weeks, including the temporary closures of its corporate offices and having team members work remotely. These disruptions include, but are not limited to, the unavailability of key Company personnel required to prepare the Company’s financial statements for the year ended December 31, 2019 due to suggested, and mandated, social quarantining and work from home orders, including the capacity of our auditors to complete their audit of year ended December 31, 2019. As a result, the Company’s finance team will be unable to complete the preparation of the Company’s consolidated financial statements and the Form 10-K until after the original deadline and the permissible extension requesting in the Company’s filing of Form 12b-25.

As such, the Company will be relying on the Order and will be making use of the 45-day grace period provided by the Order to delay filing of its Annual Report. The Company plans to file its Annual Report by no later than May 14, 2020, 45 days after the original due date of its Annual Report.

The Company is supplementing its risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 with the following risk factors:

An occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect, and has to date negatively affected, our operations.

The occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and the effects of, and response to, the COVID-19 pandemic has limited access to our facilities, customers, management, support staff and professional advisors. These, in turn, have not only negatively impacted our operations, financial condition and demand for our services, but our overall ability to react timely to mitigate the impact of this event. We anticipate that our first quarter and second quarter 2020 financial results, at a minimum, will be significantly negatively affected by COVID-19; however, the full effect on our business and operation is currently unknown.

Cautionary Note Regarding Forward-Looking Statements

      Certain of the statements contained in this report should be considered forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products or services, global supply chains and economic activity in general. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: March 31, 2020	U.S. Stem Cell, Inc. By: /s/ Michael Tomas
Michael Tomas
Chief Executive Officer